Media, contact: Fred Solomon Manager, Corporate Communications 800 Cabin Hill Drive Greensburg, PA 15601-1689 Phone: (724) 838-6650 Media Hotline: 1 888 233-3583 E-Mail: fsolomo@alleghenyenergy.com	Investor contact:
Max Kuniansky
Executive Director, Investor Relations
  and Corporate Communications
800 Cabin Hill Drive
Greensburg, PA 15601-1689
Phone: (724) 838-6895
E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Completes Sale of Interest in Ohio Valley Electric Corporation

Greensburg, Pa., December 31, 2004 – Allegheny Energy, Inc. (NYSE:AYE) and its subsidiary, Allegheny Energy Supply Company, LLC, today announced that they have completed the sale of their equity interest and power rights in the Ohio Valley Electric Corporation (OVEC). Cash proceeds from the sale total $102 million.

“Selling this non-strategic asset completes another step in restoring Allegheny Energy’s financial strength,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We made good progress toward our goals in 2004, and we’re on track to achieve our objective of reducing debt by $1.5 billion by year-end 2005.”

The buyer, Buckeye Power Generating, LLC, acquired a nine percent equity interest in OVEC and associated power rights. Allegheny Energy Supply will retain the rights to nine percent of OVEC’s power output until March 12, 2006.

Several electric utilities in the Ohio Valley region own OVEC, which has two coal-fired power plants – Kyger Creek (1,028 megawatts) in Cheshire, Ohio, and Clifty Creek (1,228 megawatts) in Madison, Indiana. Allegheny Energy and its Monongahela Power Company subsidiary own a 3.5 percent equity interest and power rights in OVEC, which are not included in the Buckeye transaction.

Buckeye is an affiliate of Buckeye Power, Inc., of Columbus, Ohio. Buckeye Power, Inc. is a generation and transmission cooperative supplying power and energy to its member electric distribution cooperatives in Ohio. The cooperatives’ certified service territory covers nearly 40 percent of the land area in the state, in portions of 77 of Ohio’s 88 counties. They serve more than 360,000 homes, farms, businesses and industries. More information about Buckeye Power is available at www.buckeyepower.com.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an energy company consisting of two major businesses: Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; execution of restructuring activity and liquidity enhancement plans; results of litigation; financing and plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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